Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

CABOT CORP REPORTS FOURTH QUARTER AND FISCAL YEAR 2024 RESULTS

Fourth Quarter 2024 Diluted earnings per share (“EPS”) of $2.43 and Adjusted EPS of $1.80

Fiscal Year 2024 Diluted EPS of $6.72 and Adjusted EPS of $7.06

BOSTON (November 4, 2024)-- Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and fiscal year 2024.

Fiscal Year Highlights


Fiscal year Diluted EPS of $6.72 and Adjusted EPS of $7.06, which represents a 31% increase in Adjusted EPS year over year, driven by EBIT growth in both segments

Fiscal year segment EBIT increased 11% in Reinforcement Materials and 31% in Performance Chemicals year-over-year

Fiscal year 2024 Cash Flows from Operations of $692 million enabled capital investments of $241 million and the payment of $93 million in dividends and $172 million in share repurchases during the fiscal year

Achieved the high end of our 2021 Investor Day targets for Adjusted EPS CAGR and cumulative Discretionary Free Cash Flow (DFCF)

Fourth Quarter Highlights


Fourth Quarter Diluted EPS of $2.43 and Adjusted EPS of $1.80, which represents a 9% increase in Adjusted EPS compared to the same quarter in the prior year and includes a benefit from a lower operating tax rate

Cash Flows from Operations of $204 million in the fiscal fourth quarter supported the return of $90 million of cash to shareholders in the quarter through a combination of share repurchases and dividends

Selected by the U.S. Department of Energy (DOE) for a $50 million award to build the first commercial-scale facility for battery-grade carbon nanotubes (CNTs) and conductive additive dispersions in the U.S.; final terms expected to be negotiated by January 2025

Exhibit 99.1

(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23

Net sales and other operating revenues	$ 1,001	$ 965	$ 3,994	$ 3,931
Net income (loss) attributable to Cabot Corporation	$ 137	$ 234	$ 380	$ 445

Net earnings (loss) per share attributable to Cabot Corporation	$ 2.43	$ 4.10	$ 6.72	$ 7.73
Less: Certain items after tax per share	$ 0.63	$ 2.45	$ (0.34)	$ 2.35
Adjusted EPS	$ 1.80	$ 1.65	$ 7.06	$ 5.38

Sean Keohane, Cabot President and Chief Executive Officer commented: "I am pleased to end the fiscal year with a solid fourth quarter with Adjusted EPS of $1.80, which represents an increase of 9% over the fourth quarter of fiscal 2023. Our strong Adjusted EPS results of $7.06 for the fiscal year, which represent an increase of 31% over fiscal 2023, were driven by EBIT growth in both segments as our teams around the world did a fantastic job executing and delivering growth despite the continued challenging business environment. Strong operating performance in the year resulted in the Company generating $692 million in operating cash flow, which enabled us to continue to deliver on our capital allocation priorities. In the fiscal year, we paid $93 million in dividends, including an 8% increase announced in May, and repurchased $172 million of shares. We also made progress in our sustainability and growth agenda with the launch of new products under our EVOLVE® Sustainable Solutions platform and with our selection as a recipient of a DOE award as part of the Bipartisan Infrastructure Law that we are currently in negotiations to finalize terms to build the first commercial scale CNT and dispersions plant in the U.S. to support the mobility transition to electric vehicles.”

Keohane continued, “In addition, we successfully achieved our 3-year corporate financial targets that were set at our 2021 Investor Day, which were an Adjusted EPS CAGR of 8% to 12% and cumulative Discretionary Free Cash Flow generation of over $1 billion. Our Adjusted EPS CAGR was 12%, representing the top end of our targeted range, and we generated $1.2 billion of DFCF for the cumulative 3-year period. We continue to execute well against our objectives and our strong fiscal 2024 financial performance demonstrates the strength of our businesses and positions us well as a leader in our industry. Furthermore, we believe the investments that we have made over the last three years have laid the foundation for continued advantaged growth in the future.”

Financial Detail

For the fourth quarter of fiscal 2024, net income attributable to Cabot Corporation was $137 million ($2.43 per common share). Net income reflects an after-tax per share income from certain items of $0.63. Adjusted EPS for the fourth quarter of fiscal 2024 was $1.80 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2024 EBIT in Reinforcement Materials decreased by $11 million compared to the fourth quarter of fiscal 2023. The decrease in EBIT was largely driven by lower

Exhibit 99.1

volumes in the Americas, less favorable geographic mix and higher costs, partially offset by improved pricing and product mix in our calendar year 2024 customer agreements. Volumes in the Americas were impacted by the lingering effects of a weather-related event in Mexico that the Company experienced in the third fiscal quarter and lower tire production levels in the Americas given the higher levels of tire imports from Asia into the region.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2024 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(1%)
Asia Pacific	4%
Europe, Middle East, Africa	3%
Americas	(7%)

Performance Chemicals – Fourth quarter fiscal 2024 EBIT in Performance Chemicals increased by $8 million compared to the fourth quarter of fiscal 2023 primarily due to a 2% increase in volumes and a more favorable product mix from higher sales into automotive, electronics and power distribution end markets. We also had higher costs in the quarter due to the timing of plant maintenance expenses.

Cash Performance – The Company ended the fourth quarter of fiscal 2024 with a cash balance of $223 million. During the fourth quarter of fiscal 2024, cash flows from operating activities were a source of $204 million. Capital expenditures for the fourth quarter of fiscal 2024 were $92 million. Additional uses of cash during the fourth quarter included $24 million for the payment of dividends and $66 million for share repurchases.

Taxes – During the fourth quarter of fiscal 2024, the Company recorded a tax benefit of $10 million with an effective tax rate of (7%). The provision reflected a $37 million net benefit for certain items subject to non-GAAP tax adjustments primarily related to the partial release of a valuation allowance on U.S. deferred tax assets. The operating tax rate for the fourth quarter of fiscal 2024 was 20% and the operating tax rate for fiscal 2024 was 26%. Our operating tax rate for fiscal 2025 is expected to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Looking ahead to fiscal 2025, we expect Adjusted EPS to be in the range of $7.40 to $7.80, driven by continued growth in the Reinforcement Materials segment and steady recovery in the Performance Chemicals segment. In addition, we anticipate strong operating cash flow and discretionary free cash flow driven by robust EBITDA to continue to support return of capital to shareholders.”

Keohane concluded, “We believe our global scale, broad geographic footprint, and foundation of operational excellence will continue to drive earnings growth and strong cash flow generation. We will continue our track record of employing a disciplined and balanced approach to capital allocation and remain committed to our investment grade credit rating. We look forward to sharing more about our

Exhibit 99.1

company strategy, key growth initiatives, sustainability leadership and next set of long-term financial targets at our upcoming Investor Day on December 4, 2024, in Boston, Massachusetts. We hope you will join us in person or virtually.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 5, 2024. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2025, including our expectations for growth in our businesses and for Adjusted earnings per share for fiscal 2025, our expectations for capital allocation and operating cash flow and discretionary free cash flow for fiscal 2025, our expectations for finalizing the terms of our DOE award, and our expected operating tax rate for fiscal 2025 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls and fluctuations in foreign currency rates such as the recent currency movements in Argentina; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2023, which are filed with the SEC at

Exhibit 99.1

www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an Adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.

Exhibit 99.1

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
•
Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
•
Benefit from the settlement of a royalty arrangement entered into in connection with the divestiture of our former Specialty Fluids business.
•
Gains (losses) on sale of a business.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
•
Gain associated with the bargain purchase of a business.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total Segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total Segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further Adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Exhibit 99.1

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to Adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023

Net sales and other operating revenues...............................................................	$1,001	$965	$3,994	$3,931
Cost of sales....................................................................................................	761	740	3,034	3,092
Gross profit..................................................................................................	240	225	960	839
Selling and administrative expenses....................................................................	73	69	283	253
Research and technical expenses......................................................................	17	14	63	57
Loss on sale of business...................................................................................	—	—	—	3
Income (loss) from operations....................................................................	150	142	614	526
Other income (expense)
Interest and dividend income.........................................................................	7	9	32	31
Interest expense..........................................................................................	(19)	(21)	(81)	(90)
Other income (expense)................................................................................	(3)	(3)	(36)	(16)
Total other income (expense)...................................................................	(15)	(15)	(85)	(75)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	135	127	529	451
(Provision) benefit for income taxes.....................................................................	10	118	(111)	28
Equity in earnings of affiliated companies, net of tax ............................................	1	1	6	5
Net income (loss).......................................................................................	146	246	424	484
Net income (loss) attributable to noncontrolling interests, net of tax.......................	9	12	44	39
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$137	$234	$380	$445

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$2.43	$4.10	$6.72	$7.73

Diluted weighted average common shares outstanding..........................................................................................................................	55.2	56.1	55.7	56.5

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023
Sales
Reinforcement Materials....................................................................................	$644	$624	$2,610	$2,563
Performance Chemicals.....................................................................................	322	306	1,250	1,225
Segment sales.............................................................................................	966	930	3,860	3,788
Unallocated and other (A)………..............................................................................	35	35	134	143
Net sales and other operating revenues..........................................................	$1,001	$965	$3,994	$3,931

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$123	$134	$537	$482
Performance Chemicals.....................................................................................	44	36	164	125
Total Segment Earnings Before Interest and Taxes...................................	167	170	701	607

Unallocated and Other
Interest expense...............................................................................................	(19)	(21)	(81)	(90)
Certain items (C)...................................................................................................	(3)	(22)	(59)	(29)
Unallocated corporate costs...............................................................................	(17)	(12)	(68)	(54)
General unallocated income (expense) (D)...............................................................	8	13	42	22
Less: Equity in earnings of affiliated companies, net of tax....................................	1	1	6	5
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	135	127	529	451
(Provision) benefit for income taxes (including tax certain items)............................	10	118	(111)	28
Equity in earnings of affiliated companies, net of tax.............................................	1	1	6	5
Net income (loss).....................................................................................	146	246	424	484
Net income (loss) attributable to noncontrolling interests, net of tax.......................	9	12	44	39
Net income (loss) attributable to Cabot Corporation..................................	$137	$234	$380	$445

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$2.43	$4.10	$6.72	$7.73

Adjusted earnings (loss) per share (E)….......................................................................	$1.80	$1.65	$7.06	$5.38

Diluted weighted average common shares outstanding..........................................................................................................................	55.2	56.1	55.7	56.5

(A)	Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2024	2023

Current assets:
Cash and cash equivalents....................................................................................................	$223	$238
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $2	733	695
Inventories:
Raw materials.................................................................................................................	150	148
Finished goods................................................................................................................	333	374
Other..............................................................................................................................	69	63
Total inventories..........................................................................................................	552	585
Prepaid expenses and other current assets.............................................................................	97	108
Total current assets...............................................................................................	1,605	1,626

Property, plant and equipment....................................................................................................	4,082	3,827
Accumulated Depreciation	(2,548)	(2,415)
Net property, plant and equipment.......................................................................................	1,534	1,412
Goodwill....................................................................................................................................	133	134
Equity affiliates..........................................................................................................................	23	20
Intangible assets, net ................................................................................................................	53	60
Deferred income taxes...............................................................................................................	216	180
Other assets….............................................................................................................................	172	172
Total assets..............................................................................................................................	$3,736	$3,604

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2024	2023

Current liabilities:
Short-term borrowings.................................................................................................	$45	$174
Accounts payable and accrued liabilities…................................................................................	676	600
Income taxes payable.................................................................................................	43	40
Current portion of long-term debt...................................................................................	8	8
Total current liabilities.............................................................................................	772	822

Long-term debt................................................................................................................	1,087	1,094
Deferred income taxes......................................................................................................	42	50
Other liabilities…..........................................................................................................................	245	231

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 54,430,316 and 55,379,636 shares Outstanding: 54,297,251 and 55,243,804 shares	54	55
Less cost of 133,065 and 135,832 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,734	1,574
Accumulated other comprehensive income (loss)................................................................	(360)	(362)
Total Cabot Corporation stockholders' equity.................................................................	1,425	1,264
Noncontrolling interests...............................................................................................	165	143
Total stockholders' equity..................................................................................	1,590	1,407
Total liabilities and stockholders' equity..............................................................................	$3,736	$3,604

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2023					Fiscal 2024
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$643	$672	$624	$624	$2,563	$641	$676	$649	$644	$2,610
Performance Chemicals........................................................................	286	326	307	306	1,225	285	311	332	322	1,250
Segment sales................................................................................	929	998	931	930	3,788	926	987	981	966	3,860
Unallocated and other (A)…………………………………………………	36	35	37	35	143	32	32	35	35	134
Net sales and other operating revenues..................................................	$965	$1,033	$968	$965	$3,931	$958	$1,019	$1,016	$1,001	$3,994

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$94	$122	$132	$134	$482	$129	$149	$136	$123	$537
Performance Chemicals........................................................................	29	28	32	36	125	34	31	55	44	164
Total Segment Earnings Before Interest and Taxes.............................	123	150	164	170	607	163	180	191	167	701
Unallocated and Other
Interest expense..................................................................................	(22)	(23)	(24)	(21)	(90)	(22)	(21)	(19)	(19)	(81)
Certain items (C)……………………………………………………………	(4)	(2)	(1)	(22)	(29)	(42)	(12)	(2)	(3)	(59)
Unallocated corporate costs..................................................................	(15)	(16)	(11)	(12)	(54)	(17)	(18)	(16)	(17)	(68)
General unallocated income (expense) (D)……………………………	4	2	3	13	22	13	15	6	8	42
Less: Equity in earnings of affiliated companies, net of tax.......................	2	1	1	1	5	1	2	2	1	6

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	84	110	130	127	451	94	142	158	135	529
(Provision) benefit for income taxes (including tax certain items)...............	(20)	(29)	(41)	118	28	(34)	(47)	(40)	10	(111)
Equity in earnings of affiliated companies, net of tax................................	2	1	1	1	5	1	2	2	1	6
Net income (loss)..........................................................................	66	82	90	246	484	61	97	120	146	424
Net income (loss) attributable to noncontrolling interests, net of tax..........	12	7	8	12	39	11	13	11	9	44
Net income (loss) attributable to Cabot Corporation.....................	$54	$75	$82	$234	$445	$50	$84	$109	$137	$380
Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.93	$1.29	$1.43	$4.10	$7.73	$0.88	$1.49	$1.94	$2.43	$6.72
Adjusted earnings (loss) per share (E)…............................................	$0.98	$1.33	$1.42	$1.65	$5.38	$1.56	$1.78	$1.92	$1.80	$7.06
Diluted weighted average common shares outstanding..........................................................................................................................	56.7	56.8	56.5	56.1	56.5	55.8	55.8	55.7	55.2	55.7

(A)	Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2024	2023	2024	2023

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$146	$246	$424	$484
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	37	37	151	144
Other non-cash charges (gains), net.......................................................................	(36)	(149)	45	(135)
Cash dividends received from equity affiliates...........................................................	1	—	2	2
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	39	1	57	97
Changes in other assets and liabilities, net.............................................................	17	3	13	3

Cash provided by (used in) operating activities.................................................	204	138	692	595

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(92)	(78)	(241)	(244)
Proceeds from sale of business................................................................................	—	—	—	6
Other investing activities, net....................................................................................	3	3	6	24
Cash provided by (used in) investing activities..................................................	(89)	(75)	(235)	(214)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(4)	42	(143)	(179)
Cash dividends paid to common stockholders............................................................	(24)	(23)	(93)	(88)
Other financing activities, net....................................................................................	(61)	(51)	(179)	(136)

Cash provided by (used in) financing activities.................................................	(89)	(32)	(415)	(403)
Effect of exchange rate changes on cash........................................................................	—	(13)	(57)	54
Increase (decrease) in cash and cash equivalents............................................................	26	18	(15)	32
Cash and cash equivalents at beginning of period............................................................	197	220	238	206
Cash and cash equivalents at end of period….....................................................................	$223	$238	$223	$238

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023
Certain items before and after income taxes
Argentina controlled currency devaluation and other losses	$—	$(7)	$(43)	$(7)
Global restructuring activities	—	(4)	(13)	(4)
Legal and environmental matters and reserves	(1)	(8)	(2)	(10)
Acquisition and integration-related charges	—	(2)	—	(4)
Gain on sale of land	—	—	—	1
Loss on sale of business	—	—	—	(3)
Other Certain Items	(2)	(1)	(1)	(2)
Total certain items, pre-tax	(3)	(22)	(59)	(29)
Non-GAAP tax adjustments(A)	37	158	40	161
Total certain items after tax	$34	$136	$(19)	$132
Total certain items after tax per share	$0.63	$2.45	$(0.34)	$2.35

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2024	2023	2024	2023
Statement of Operations Line Item (B)
Cost of sales	$(3)	$(6)	$(15)	$(10)
Selling and administrative expenses	—	(8)	(1)	(8)
Other income (expense)	—	(8)	(43)	(8)
Loss on sale of business	—	—	—	(3)
Total certain items	$(3)	$(22)	$(59)	$(29)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months September 30	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$10	-7%	$118	-93%
Less: Non-GAAP tax adjustments(A)	37		158
Operating tax rate (C) (D)	$(27)	20%	$(40)	27%

Twelve months ended September 30	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(111)	21%	$28	-6%
Less: Non-GAAP tax adjustments(A)	40		161
Operating tax rate (C) (D)	$(151)	26%	$(133)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2024 and FISCAL 2023
	Fiscal 2024 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

	Fiscal 2023 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2024 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$2.43	$6.72
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	0.63	(0.34)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$1.80	$7.06

	Fiscal 2023 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2024
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$50	$84	$109	$137	$380
Net income (loss) attributable to noncontrolling interests	11	13	11	9	44
Equity in earnings of affiliated companies, net of tax	(1)	(2)	(2)	(1)	(6)
Provision (benefit) for income taxes	34	47	40	(10)	111
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$94	$142	$158	$135	$529
Interest expense	22	21	19	19	81
Certain items	42	12	2	3	59
Unallocated corporate costs	17	18	16	17	68
General unallocated (income) expense	(13)	(15)	(6)	(8)	(42)
Less: Equity in earnings of affiliated companies	(1)	(2)	(2)	(1)	(6)
Total Segment EBIT	$163	$180	$191	$167	$701
Depreciation and amortization excluding corporate depreciation and amortization	35	37	36	36	144
Total Segment EBITDA	$198	$217	$227	$203	$845
Less: Unallocated corporate costs before corporate depreciation and amortization	17	18	16	17	68
Adjusted EBITDA	$181	$199	$211	$186	$777

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reinforcement Materials EBIT		$129	$149	$136	$123	$537
Reinforcement Materials Depreciation and amortization		17	16	16	17	66
Reinforcement Materials EBITDA		$146	$165	$152	$140	$603
Reinforcement Materials Sales		$641	$676	$649	$644	$2,610
Reinforcement Materials EBITDA Margin		23%	24%	23%	22%	23%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Performance Chemicals EBIT		$34	$31	$55	$44	$164
Performance Chemicals Depreciation and amortization		18	20	20	20	78
Performance Chemicals EBITDA		$52	$51	$75	$64	$242
Performance Chemicals Sales		$285	$311	$332	$322	$1,250
Performance Chemicals EBITDA Margin		18%	16%	23%	20%	19%

Dollars in millions		Fiscal 2024
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024

Cash provided by (used in) operating activities (B)		$105	$176	$207	$204	$692
Less: Additions to property, plant and equipment		54	43	52	92	241
Free cash flow		$51	$133	$155	$112	$451
Plus: Additions to property, plant and equipment		54	43	52	92	241
Less: Changes in net working capital (C)		(46)	21	43	39	57
Less: Sustaining and compliance capital expenditures		33	27	36	60	156
Discretionary free cash flow		$118	$128	$128	$105	$479

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.